NCI Building Systems Reports
Second Quarter Fiscal 2011 Results
— Q2 Revenues Increased 12% Year-Over-Year; Up 19% Sequentially —
— All Three Business Segments Posted Significant Improvement in Operating Profitability —
— Adjusted EBITDA of $7.7 Million, Markedly Ahead of Year-Ago and Sequential Levels —
— Buildings Group Backlog was $210 Million —
HOUSTON, June 7, 2011 /PRNewswire/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the second quarter ended May 1, 2011.
Second Quarter 2011 Financial Results
“NCI’s second quarter improvement in operating profitability reflected significant year-over-year and sequential progress made by each of our business segments,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “Despite the ongoing challenges of both a market that is experiencing only the early indications of a recovery, and the impact of rising steel prices on demand, we were able to respond effectively with record order-to-delivery times, more value-added services and continued realization of operating efficiencies across the organization.”
“As anticipated, the Buildings group demonstrated the most significant progress, posting double-digit year-over-year and sequential revenue growth and nearly reaching the breakeven level in operating income. Our Coatings and Components groups continued to report operating profits, which were solidly up on both a year-over-year and a sequential basis. Company-wide revenue growth over the comparable year-ago quarter of 12% was achieved in a market in which volumes declined 6.8% year-over-year as measured in square feet according to McGraw-Hill data; our 19% sequential revenue growth compares to McGraw-Hill data showing a market volume increase of 3.8% sequentially.”
“In the second quarter, we experienced an approximate 30% increase in the velocity of converting our backlog to production compared to similar periods in the last several years. This resulted from the increasing percentage of ‘book for production business’ and smaller buildings that we can produce and ship quickly as a result of our past investments in improved engineering, drafting and manufacturing processes. While backlog at the end of the second quarter was up only slightly, to $210 million, bookings for the period increased 16% sequentially in value and 4.3% in volume.”
Sales for the second quarter were $225.6 million, up 11.9% from the $201.6 million reported in last year’s second quarter and 18.7% ahead of first quarter levels. Gross profit margin expanded to 22.5% from 20.2% last year and showed marked improvement over the 17.6% reported for this year’s first quarter.
Engineering, selling, general and administrative expenses (“ESG&A”) were $52.7 million, or 23.3% of revenues, inclusive of $1.3 million in special charges. This compares to $49.0 million, or 24.3% of revenues in last year’s second quarter. In the first quarter of fiscal 2011, ESG&A was $47.7 million, or 25.1% of revenues. The Company narrowed its operating loss to $1.8 million, which was significantly below the operating losses of $9.2 million and $14.1 million incurred in the year-ago and prior quarters, respectively. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the

Company’s bank credit agreement, was positive $7.7 million compared to positive $1.1 million in last year’s second quarter and negative $4.4 million in this year’s first quarter.
For the second quarter, the Company reported a net loss applicable to common shares of $9.2 million, which included the accrual of preferred stock dividends and accretion of $6.3 million and a non-cash beneficial conversion feature benefit of $0.2 million. This compares to a net loss of $257.3 million in the 2010 second quarter and a net loss of $20.7 million in the prior quarter.
The adjusted loss per diluted common share, excluding the non-cash beneficial conversion feature and other special charges presented in the attached tables, was $0.48; the reported net loss per diluted common share was $0.51. This compares to an adjusted loss per diluted common share of $0.86 and a reported net loss per diluted common share of $14.15 in last year’s second quarter and an adjusted net loss per diluted common share of $0.99 and a reported net loss per diluted common share of $1.14 for the prior quarter, each adjusted for the 1-for-5 reverse stock split that was effective at the close of market on March 5, 2010.
The weighted average number of common shares used in the calculation of second quarter 2011 per share amounts was 18.3 million compared to 18.2 million last year and 18.1 million in the 2011 first quarter.
Inventory levels increased 28.9% sequentially to $107.6 million, reflecting seasonal factors. Annualized inventory turnover was 7.3 turns for the second quarter compared to 7.5 turns for the 2011 first quarter.
Capital expenditures were $5.8 million; net cash from operating activities was positive $4.9 million.
Second Quarter Segment Performance
The Company reported an adjusted operating loss of $547,000, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING
SPECIAL CHARGES
(Unaudited)
(In thousands)

	For the Three Months Ended May 1, 2011
	Metal		Engineered
	Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$4,378	$7,400	$(154)	$(13,468)	$(1,844)
Increase in actuarial determined general liability self-insurance reserve	—	1,297	—	—	1,297

“Adjusted” operating income (loss) (1)	$4,378	$8,697	$(154)	$(13,468)	$(547)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

“Each of our business segments took advantage of available market opportunities to achieve significantly improved results within what continues to be a very difficult operating environment,” Mr. Chambers noted. “Our integrated business model continues to provide us with important advantages that allow us to maintain and build market leadership while remaining price competitive.”
As expected, order pull-throughs in the first quarter of fiscal 2011 in advance of steel price increases caused our second quarter Coatings group revenues to be virtually flat on both a sequential and year-over-year basis. However, operating income was up 7% year-over-year and 27.1% sequentially, as the segment continues to benefit from successful end-market diversification programs and adherence to strict cost controls.
The Components group’s revenues increased 11.0% from last year’s second quarter levels and 11.6% sequentially. Operating income increased 32% from last year’s second quarter, despite a special charge of $1.3 million incurred in the period, and improved exponentially on a sequential basis. Commercial discipline and successful cost controls contributed to this significant operating leverage. Sales of retrofit roofing products and energy-efficient insulated metal panels continued to increase in the second quarter, and we are preparing two previously idled facilities for re-tooling in order to increase production capacity for these high-growth products.
The Buildings group’s revenues increased 14% year-over-year and were up 27.4% sequentially. Operating results showed a 97% improvement over year-ago and prior quarter levels and were just short of breakeven for the period. This segment benefitted from past investments in engineering, drafting and manufacturing efficiencies, which are providing a competitive edge in bidding for quick-turn projects. Additionally, the Buildings group’s mix is improving to include more design-build projects, which fit well with our custom engineered building solutions.
Market Commentary
In the second fiscal quarter of 2011, nonresidential construction activity measured in square feet declined 6.8% from the comparable period in fiscal 2010 as reported by McGraw-Hill.
The American Institute of Architect’s Architectural Billing Index published for April was 47.6 and the commercial and industrial component of the Index, which had remained above 50 for nine consecutive months, slipped to 49.9, just below the growth level of 50.
McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 3% higher in calendar 2011 compared to calendar 2010, with most of the improvement expected to occur in the second half of the year.
Summary and Outlook
“The pick-up in quoting activity that began in December 2010 continued in the second quarter. While the business environment remains challenging, we are encouraged by our strong sequential bookings increase of 16% and the increasingly greater proportion of our backlog and bookings that is represented by commercial/industrial work. Additionally, we have succeeded in maintaining commercial and cost discipline in this period of steel price increases,” Mr. Chambers noted. “While the financial performance of our business is greatly influenced by the U.S. economy, we believe we will execute well during the second half of fiscal 2011, producing significantly better results than in the second half of fiscal 2010.”
The NCI Building Systems, Inc. second quarter conference call is scheduled for June 7, 2011, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at

www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 451170# when prompted. The Webcast archive and taped replay will both be available two hours after the call through June 15, 2011.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; failure to comply with financial covenants contained in the Company’s debt instruments; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general business and economic conditions affecting the markets we serve; current economic and financial crises in the U.S. and abroad; pending legal proceedings, claims and governmental proceedings; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	May 1,	May 2,	May 1,	May 2,
	2011	2010	2011	2010
Sales	$225,565	$201,573	$415,651	$383,780
Cost of sales, excluding asset impairments (recovery)	174,752	161,026	331,293	309,766
Asset impairments (recovery)	—	(116)	—	913

Gross profit	50,813	40,663	84,358	73,101
	22.5%	20.2%	20.3%	19.0%

Engineering, selling, general and administrative expenses	52,657	48,991	100,338	93,637
Restructuring charges	—	829	—	1,353

Loss from operations	(1,844)	(9,157)	(15,980)	(21,889)

Interest income	30	12	77	37
Interest expense	(3,900)	(4,682)	(8,124)	(9,214)
Refinancing costs	—	—	—	(174)
Other income, net	699	635	1,278	1,783

Loss before income taxes	(5,015)	(13,192)	(22,749)	(29,457)
Benefit from income taxes	(1,786)	(5,536)	(6,795)	(11,315)

	35.6%	42.0%	29.9%	38.4%

Net loss	$(3,229)	$(7,656)	$(15,954)	$(18,142)
Convertible preferred stock dividends and accretion	6,260	8,407	12,490	16,541
Convertible preferred stock beneficial conversion feature	(240)	241,282	1,546	241,469

Net loss applicable to common shares	$(9,249)	$(257,345)	$(29,990)	$(276,152)

Loss per common share:
Basic	$(0.51)	$(14.15)	$(1.65)	$(15.22)
Diluted	$(0.51)	$(14.15)	$(1.65)	$(15.22)

Weighted average number of common shares outstanding:
Basic	18,275	18,184	18,215	18,138
Diluted	18,275	18,184	18,215	18,138

Increase in sales	11.9%		8.3%

Gross profit percentage	22.5%	20.2%	20.3%	19.0%

Engineering, selling, general and administrative expenses percentage	23.3%	24.3%	24.1%	24.4%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	May 1,	October 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$57,409	$77,419
Restricted cash	2,842	2,839
Accounts receivable, net	70,395	81,896
Inventories, net	107,562	81,386
Deferred income taxes	15,055	15,101
Income tax receivable	278	15,919
Prepaid expenses and other	16,250	13,923
Investments in debt and equity securities, at market	4,190	3,738
Assets held for sale	6,133	6,114

Total current assets	280,114	298,335

Property plant and equipment, net	208,857	214,453
Goodwill	5,200	5,200
Intangible assets, net	25,283	26,312
Other assets	13,874	16,224

Total assets	$533,328	$560,524

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Note payable	$1,167	$289
Accounts payable	74,496	70,589
Accrued compensation and benefits	33,200	31,731
Accrued interest	1,458	1,546
Other accrued expenses	49,130	46,723

Total current liabilities	159,451	150,878

Long-term debt	132,557	136,305
Deferred income taxes	3,505	10,947
Other long-term liabilities	4,807	4,820

Total long-term liabilities	140,869	152,072

Series B cumulative convertible participating preferred stock	258,321	256,870

Redeemable common stock	1,821	3,418

Common stock	924	921
Additional paid-in capital	246,784	255,248
Accumulated deficit	(272,900)	(256,946)
Accumulated other comprehensive loss	(1,942)	(1,937)

Total stockholders’ deficit	(27,134)	(2,714)

Total liabilities and stockholders’ deficit	$533,328	$560,524

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Six Months Ended
	May 1, 2011	May 2, 2010
Cash flows from operating activities:
Net loss	$(15,954)	$(18,142)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,850	17,360
Share-based compensation expense	3,357	2,204
Gain on embedded derivative	(13)	(923)
Loss on sale of property, plant and equipment	11	112
Refinancing costs	—	174
Provision for doubtful accounts	690	(267)
Asset impairments, net	—	913
Benefit from deferred income taxes	(6,978)	(668)
Changes in working capital:
Accounts receivable	10,811	9,990
Inventories	(26,176)	(29,031)
Income tax receivable	15,702	(9,653)
Prepaid expenses and other	(1,133)	(885)
Accounts payable	3,907	(3,358)
Accrued expenses	3,863	(12,144)
Other, net	69	567

Net cash provided by (used in) operating activities	5,006	(43,751)

Cash flows from investing activities:
Capital expenditures	(8,070)	(3,868)
Proceeds from sale of property, plant and equipment	143	65

Net cash used in investing activities	(7,927)	(3,803)

Cash flows from financing activities:
Payment of convertible notes	—	(59)
Proceeds from ABL Facility	5	235
Payments on ABL Facility	(3)	(44)
Decrease (increase) of restricted cash	(3)	10,143
Payment of cash dividends on Convertible Preferred Stock	(11,039)	—
Payment on term loan	(3,750)	(375)
Payments on note payable	(667)	(855)
Payments on other long-term debt	—	(190)
Payment of financing costs	(75)	(50)
Purchase of treasury stock	(1,477)	(381)

Net cash (used in) provided by financing activities	(17,009)	8,424

Effect of exchange rate changes on cash and cash equivalents	(80)	(16)

Net decrease in cash and cash equivalents	(20,010)	(39,146)

Cash and cash equivalents at beginning of period	77,419	90,419

Cash and cash equivalents at end of period	$57,409	$51,273

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	May 1, 2011		May 2, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$47,927	17	$44,759	18	$3,168	7.1%
Metal components	103,375	37	95,069	37	8,306	8.7%
Engineered building systems	129,790	46	113,403	45	16,387	14.5%

Total sales	281,092	100	253,231	100	27,861	11.0%
Less: Intersegment sales	55,527	20	51,658	20	3,869	7.5%

Total net sales	$225,565	80	$201,573	80	$23,992	11.9%

		% of		% of
		Total		Total
		Sales		Sales
Operating income (loss):
Metal coil coating	$4,378	9	$4,092	9	$286	7.0%
Metal components	7,400	7	5,613	6	1,787	31.8%
Engineered building systems	(154)	(0)	(5,649)	(5)	5,495	97.3%
Corporate	(13,468)	—	(13,213)	—	(255)	-1.9%

Total operating income (loss) (% of net sales)	$(1,844)	(1)	$(9,157)	(5)	$7,313	79.9%

	Six Months Ended		Six Months Ended		$	%
	May 1, 2011		May 2, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$90,201	17	$83,790	17	$6,411	7.7%
Metal components	193,680	38	181,875	38	11,805	6.5%
Engineered building systems	231,202	45	215,341	45	15,861	7.4%

Total sales	515,083	100	481,006	100	34,077	7.1%
Less: Intersegment sales	99,432	19	97,226	20	2,206	2.3%

Total net sales	$415,651	81	$383,780	80	$31,871	8.3%

		% of		% of
		Total		Total
		Sales		Sales
Operating income (loss):
Metal coil coating	$7,822	9	$7,211	9	$611	8.5%
Metal components	7,753	4	7,404	4	349	4.7%
Engineered building systems	(5,564)	(2)	(11,467)	(5)	5,903	51.5%
Corporate	(25,991)	—	(25,037)	—	(954)	-3.8%

Total operating income (loss) (% of net sales)	$(15,980)	(4)	$(21,889)	(6)	$5,909	27.0%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED MAY 1, 2011 AND MAY 2, 2010
(Unaudited)
(In thousands)

	For the Three Months Ended May 1, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,378	$7,400	$(154)	$(13,468)	$(1,844)
Increase in actuarial determined general liability self-insurance reserve	—	1,297	—	—	1,297

“Adjusted” operating income (loss) (1)	$4,378	$8,697	$(154)	$(13,468)	$(547)

	For the Three Months Ended May 2, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,092	$5,613	$(5,649)	$(13,213)	$(9,157)
Restructuring charges	—	156	673	—	829
Asset impairments (recovery)	—	4	(120)	—	(116)

“Adjusted” operating income (loss) (1)	$4,092	$5,773	$(5,096)	$(13,213)	$(8,444)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE SIX MONTHS ENDED MAY 1, 2011 AND MAY 2, 2010
(Unaudited)
(In thousands)

	For the Six Months Ended May 1, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$7,822	$7,753	$(5,564)	$(25,991)	$(15,980)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	2,398	—	—	2,398

“Adjusted” operating income (loss) (1)	$7,822	$10,151	$(5,312)	$(25,991)	$(13,330)

	For the Six Months Ended May 2, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$7,211	$7,404	$(11,467)	$(25,037)	$(21,889)
Restructuring charges	—	265	1,088	—	1,353
Asset impairments	—	4	909	—	913

“Adjusted” operating income (loss) (1)	$7,211	$7,673	$(9,470)	$(25,037)	$(19,623)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	August 1,	October 31,	January 30,	May 1,	May 1,
	2010	2010	2011	2011	2011
Net loss	$(3,299)	$(5,436)	$(12,725)	$(3,229)	$(24,689)
Add:
Depreciation and amortization	7,457	7,309	7,236	7,187	29,189
Consolidated interest expense, net	4,392	4,258	4,177	3,870	16,697
Benefit from income taxes	(221)	(1,794)	(5,009)	(1,786)	(8,810)
Non-cash charges:
Stock-based compensation	1,374	1,375	1,685	1,671	6,105
Asset impairments (recovery)	(64)	221	—	—	157
Embedded derivative	(7)	(7)	(7)	(6)	(27)
Pre-acquisition contingency adjustment	—	178	252	—	430
Cash restructuring charges	551	1,628	—	—	2,179
Transaction costs	—	(250)	—	—	(250)

Adjusted EBITDA (1)	$10,183	$7,482	$(4,391)	$7,707	$20,981

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	August 2,	November 1,	January 31,	May 2,	May 2,
	2009	2009	2010	2010	2010
Net income (loss)	$2,607	$(101,851)	$(10,486)	$(7,656)	$(117,386)
Add:
Depreciation and amortization	7,586	7,640	7,521	7,480	30,227
Consolidated interest expense, net	6,487	9,578	4,507	4,670	25,242
Provision (benefit) for income taxes	1,825	(7,495)	(5,779)	(5,536)	(16,985)
Non-cash charges:
Stock-based compensation	1,241	1,045	801	1,403	4,490
Asset impairments (recovery)	26	347	1,029	(116)	1,286
Embedded derivative	—	—	(919)	(4)	(923)
Cash restructuring charges	1,213	1,564	524	—	3,301
Transaction costs	401	107,718	174	829	109,122

Adjusted EBITDA (1)	$21,386	$18,546	$(2,628)	$1,070	$38,374

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 1,	May 2,	May 1,	May 2,
	2011	2010	2011	2010

Loss per diluted common share, GAAP basis	$(0.51)	$(14.15)	$(1.65)	$(15.22)
Refinancing costs, net of taxes	—	—	—	0.01
Convertible preferred stock beneficial conversion feature	(0.01)	13.27	0.08	13.31
Restructuring charges, net of taxes	—	0.03	—	0.05
Asset impairments (recovery), net of taxes	—	(0.01)	—	0.03
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.03)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	0.04	—	0.08	—
Pre-acquisition contingency adjustment, net of taxes	—	—	0.01	—

“Adjusted” loss per diluted common share (1)	$(0.48)	$(0.86)	$(1.48)	$(1.85)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 1,	May 2,	May 1,	May 2,
	2011	2010	2011	2010

Net loss applicable to common shares, GAAP basis	$(9,249)	$(257,345)	$(29,990)	$(276,152)
Refinancing costs, net of taxes	—	—	—	113
Convertible preferred stock beneficial conversion feature	(240)	241,282	1,546	241,469
Restructuring charges, net of taxes	—	539	—	879
Asset impairments (recovery), net of taxes	—	(75)	—	594
Gain on embedded derivative, net of taxes	(4)	(3)	(8)	(600)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	799	—	1,477	—
Pre-acquisition contingency adjustment, net of taxes	—	—	181	—

“Adjusted” net loss applicable to common shares (1)	$(8,694)	$(15,602)	$(26,794)	$(33,697)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our statement of operations.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

						%
	2nd Qtr 2011		2nd Qtr 2010		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	47,927	17%	44,759	18%	3,168	7%
Less: Intersegment sales	30,942		27,663		3,279	12%

Third Party Sales	16,985	7%	17,096	8%	(111)	-1%

Operating Income (Loss)	4,378	26%	4,092	24%	286	7%

Metal Components
Total Sales	103,375	37%	95,069	37%	8,306	9%
Less: Intersegment sales	20,762		20,693		69	0%

Third Party Sales	82,613	37%	74,376	37%	8,237	11%

Operating Income (Loss)	7,400	9%	5,613	8%	1,787	32%

Engineered Building Systems
Total Sales	129,790	46%	113,403	45%	16,387	14%
Less: Intersegment sales	3,823		3,302		521	16%

Third Party Sales	125,967	56%	110,101	55%	15,866	14%

Operating Income (Loss)	(154)	0%	(5,649)	-5%	5,495	97%

Consolidated
Total Sales	281,092	100%	253,231	100%	27,861	11%
Less: Intersegment sales	55,527		51,658		3,869	7%

Third Party Sales	225,565	100%	201,573	100%	23,992	12%

Operating Income (Loss)	(1,844)	-1%	(9,157)	-5%	7,313	80%

	YTD		YTD			%
	2nd Qtr 2011		2nd Qtr 2010		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	90,201	17%	83,790	17%	6,411	8%
Less: Intersegment sales	56,023		53,886		2,137	4%

Third Party Sales	34,178	8%	29,904	8%	4,274	14%

Operating Income (Loss)	7,822	23%	7,211	24%	611	8%

Metal Components
Total Sales	193,680	38%	181,875	38%	11,805	6%
Less: Intersegment sales	37,051		37,361		(310)	-1%

Third Party Sales	156,629	38%	144,514	38%	12,115	8%

Operating Income (Loss)	7,753	5%	7,404	5%	349	5%

Engineered Building Systems
Total Sales	231,202	45%	215,341	45%	15,861	7%
Less: Intersegment sales	6,358		5,979		379	6%

Third Party Sales	224,844	54%	209,362	54%	15,482	7%

Operating Income (Loss)	(5,564)	-2%	(11,467)	-5%	5,903	51%

Consolidated
Total Sales	515,083	100%	481,006	100%	34,077	7%
Less: Intersegment sales	99,432		97,226		2,206	2%

Third Party Sales	415,651	100%	383,780	100%	31,871	8%

Operating Income (Loss)	(15,980)	-4%	(21,889)	-6%	5,909	27%